Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 292 (Insured), National Trust 293,  California Trust 191, Florida Trust 111 and Maryland Trust 121:

We consent to the use of our report dated January 29, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

KPMG LLP

New York, New York
January 29, 2002